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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
CNET Networks, Inc.



We consent to the incorporation by reference in the registration statement on Form S-3 of CNET Networks, Inc. of our report dated February 5, 2001, relating to the consolidated balance sheets of CNET Networks, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule, which report appears in the December 31, 2000 annual report on Form 10-K of CNET Networks, Inc. We also consent to incorporation by reference of our report dated February 29, 2000, relating to the consolidated balance sheets of CNET Networks, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule, which report appears in the December 31, 1999 annual report on Form 10-K of CNET Networks, Inc.


We also consent to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP



San Francisco, California
September 19, 2001